Exhibit 99.1



                         Consent of Independent Auditor



The Board of Baron Capital Trust:


     I consent to the use of my reports in respect of 16 residential apartment properties included in Amendment No. 3 to the Form S-4 Registration Statement of Baron Capital Properties, L.P. and incorporated herein by reference and to the reference to my firm and such reports under the heading "Experts" in the prospectus.



                                                     /s/ Elroy D. Miedema
                                                     ---------------------------
                                                     Elroy D. Miedema
                                                     Certified Public Accountant





Miami, Florida
February 11, 1999